Exhibit 99.1

ORIC Pharmaceuticals Announces Clinical Development Collaboration with Pfizer for ORIC-533 in Multiple Myeloma and Concurrent $25 Million Equity Investment by Pfizer

ORIC and Pfizer have entered into a clinical development collaboration for a Phase 2 study of ORIC-533 in combination with elranatamab in multiple myeloma

Jeff Settleman, Ph.D., Chief Scientific Officer, Pfizer Oncology, to join ORIC Scientific Advisory Board

Including $25 million equity investment from Pfizer, ORIC cash runway extended into 1H 2025

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Dec. 21, 2022 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical-stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today announced that it has entered into a clinical development collaboration for a potential Phase 2 study of ORIC-533 in multiple myeloma with Pfizer and agreed to sell 5,376,344 of its common shares at a price of $4.65 per share to Pfizer for proceeds of approximately $25.0 million. The common shares were sold to Pfizer in a registered direct offering conducted without an underwriter or placement agent. The offering is expected to close on or about December 23, 2022, subject to customary closing conditions.

ORIC and Pfizer have entered into the clinical development collaboration to leverage Pfizer’s global development capabilities and expertise to enhance the clinical development program for ORIC-533, an oral small molecule inhibitor of CD73. Through the agreement, the parties plan to potentially advance ORIC-533 into a Phase 2 combination study with elranatamab, Pfizer’s investigational B-cell maturation antigen (BCMA) CD3-targeted bispecific antibody in development for the treatment of multiple myeloma. ORIC will maintain full economic ownership and control of ORIC-533. In conjunction with the investment, Jeff Settleman, Ph.D., Chief Scientific Officer, Oncology Research & Development, Pfizer, will join ORIC’s Scientific Advisory Board.

“We continue to be encouraged by the potential of ORIC-533 as a first-in-class treatment for patients with multiple myeloma, and a natural next step is to explore ORIC-533 in combination with approved and emerging therapies, including BCMA directed therapies,” said Jacob M. Chacko, M.D., chief executive officer. “Given Pfizer’s strong commitment, extensive capabilities and deep expertise in developing treatments for oncology, including elranatamab in multiple myeloma, we are proud to partner with them to develop a potential novel treatment regimen for patients with multiple myeloma. We look forward to realizing the full potential of ORIC-533 and continuing to advance our promising pipeline.”

“We are excited to support the clinical development of ORIC-533, which represents a novel mechanism in multiple myeloma and a promising product candidate to combine with elranatamab,” said Dr. Settleman. “Given the high unmet need for patients with multiple myeloma and potential for relapse, we believe new treatments and combinations with novel mechanisms of action that counter mechanisms leading to resistance are essential to improving outcomes. We are encouraged by the potential of ORIC-533 and, through our relationship with ORIC, look forward to continuing to work toward improving the lives of people with cancer.”

ORIC intends to use the proceeds from the offering to fund ongoing and planned clinical trials, including studies of ORIC-533; ORIC-114, its brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations; and ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer; and for working capital and general corporate purposes.

Including Pfizer’s equity investment, ORIC expects its cash runway to be extended into the first half of 2025.

The securities described above were offered by means of a prospectus supplement dated December 21, 2022, and accompanying prospectus dated April 27, 2022, forming a part of the Company’s effective shelf registration statement (File No. 333-255833). The prospectus supplement and accompanying prospectus relating to this offering will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common shares, nor shall there be any sale of the common shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical-stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential benefits of and activity under the clinical development collaboration between ORIC and Pfizer; ORIC’s development plans for ORIC-533; the potential advantages of ORIC’s product candidates and programs; ORIC’s cash runway; the expected timing of the closing of the sale of shares to Pfizer;

the intended use of proceeds from such offering; and statements by the company’s chief executive officer and Dr. Settleman. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates, including without limitation, in the event the data from the ongoing Phase 1b trial of ORIC-533 does not support advancement into a Phase 2 study; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements and transactions with Pfizer; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including Pfizer, contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com